Exhibit 3.25

CERTIFICATE OF CONVERSION

FROM LIMITED LIABILITY COMPANY TO CORPORATION

OF

THE WELLMARK COMPANY, L.L.C.

1. The converting entity was formed in the State of Oklahoma on June 26, 2002, and its name immediately prior to the filing of this Certificate of Conversion from Limited Liability Company to Corporation is The WellMark Company, L.L.C.

2. The name of the corporation resulting from the conversion hereunder, as set forth in the Certificate of Incorporation being filed simultaneously herewith, is The WellMark Company, Inc.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion from Limited Liability Company to Corporation on the 20th day of November, 2012.

THE WELLMARK COMPANY, L.L.C.

By:	WellMark Holdings, Inc., Manager

By:	/s/ Mark A. Brown
Mark A. Brown, Vice President

CERTIFICATE OF INCORPORATION

OF

THE WELLMARK COMPANY, INC.

ARTICLE I

NAME

The name of the corporation is The WellMark Company, Inc. (the “Corporation”).

ARTICLE II

REGISTERED OFFICE

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name of its registered agent at that address is The Corporation Trust Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

AUTHORIZED CAPITAL STOCK

The total number of shares of stock that the Corporation shall have authority to issue is five thousand (5,000) shares of Common Stock, par value $0.01 per share.

ARTICLE V

BOARD POWER REGARDING BYLAWS

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the bylaws of the Corporation.

ARTICLE VI

ELECTION OF DIRECTORS

Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

ARTICLE VII

INDEMNIFICATION; LIMITATION OF DIRECTOR LIABILITY

7.1 Indemnification. The Corporation shall indemnify its directors, officers, employees and agents, or persons serving at the request of the Corporation as a director, officer, employee or agent of another corporation or entity, where such person is made party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or administrative, by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation or serving in such capacity in another corporation or entity at the request of the Corporation, in each case to the fullest extent permitted by Section 145 of the DGCL as the same exists or may hereafter be amended.

7.2 Limitation of Liability. To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

7.3 Amendments. If the DGCL is amended after the date of the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors or permitting indemnification to a fuller extent, then the liability of a director of the Corporation shall be eliminated or limited, and indemnification shall be extended, in each case to the fullest extent permitted by the DGCL, as so amended from time to time. No repeal or modification of this Article VII by the stockholders shall adversely affect any right or protection of a director of the Corporation existing by virtue of this Article VII at the time of such repeal or modification.

ARTICLE VIII

CORPORATE POWER

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

ARTICLE IX

EXCLUSIVE FORUM FOR CERTAIN ACTIONS OR PROCEEDINGS

Unless and until the Board of Directors approves the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any stockholder, director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the Corporation’s bylaws, (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine, or (v) any action or proceeding including any of the foregoing claims or actions (whether by joinder or otherwise).

ARTICLE X

INCORPORATOR

The name and mailing address of the incorporator of the Corporation are Katherine E. Duplay, c/o Bartlit Beck Herman Palenchar & Scott LLP, 1899 Wynkoop Street, 8th Floor, Denver, Colorado 80202.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation on the 20th day of November, 2012.

/s/ Katherine E. Duplay
Katherine E. Duplay, Sole Incorporator

CERTIFICATE OF CORRECTION

The WellMark Company, Inc., a Delaware corporation (the “Corporation”), hereby certifies as follows:

1. A Certificate of Conversion converting The WellMark Company, L.L.C., an Oklahoma limited liability company, to the Corporation was filed with the Delaware Secretary of State on November 20, 2012 (the “Certificate of Conversion”), but incorrectly stated the formation date of the converting entity.

2. Section 1 of the Certificate of Conversion is hereby corrected to read as follows:

“1. The converting entity was formed in the State of Oklahoma on March 19, 1981, and its name immediately prior to the filing of this Certificate of Conversion from Limited Liability Company to Corporation is The WellMark Company, L.L.C.”

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Correction on the 26th day of February, 2013.

THE WELLMARK COMPANY, INC.

By:	/s/ Mark A. Brown
Mark A. Brown, Vice President

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

THE WELLMARK COMPANY, INC.

The WellMark Company, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: That the Board of Directors of the Corporation adopted the following resolution proposing and declaring advisable an amendment to the Certificate of Incorporation of the Corporation:

RESOLVED, that the Board of Directors of the Corporation deems and declares it advisable that the Certificate of Incorporation of The WellMark Company, Inc. be amended by deleting and replacing Article 1 thereof so that, as amended, Article 1 thereof shall be and read as follows:

ARTICLE 1

NAME

The name of the corporation is Norriseal-WellMark, Inc. (the “Corporation”).

SECOND: That such amendment to the Certificate of Incorporation of the Corporation was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Certificate of Incorporation to be executed by its officer thereunto duly authorized as of December 2 , 2014.

THE WELLMARK COMPANY, INC.

By:	/s/ John Miller
John Miller
Treasurer